UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2018

INDIA GLOBALIZATION CAPITAL, INC.

(Exact name of registrant as specified in charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814

(Address of principal executive offices)    (Zip Code)

(301) 983-0998

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

India Globalization Capital, Inc.

October 29, 2018

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 29, 2018, India Globalization Capital, Inc. (the “Company”) received a notification letter from the NYSE American LLC (the “Exchange”) stating that it had determined to commence proceedings to delist the Company’s common stock from the Exchange. The common stock has been suspended since the market open on NYSE American on the same date.

NYSE Regulation commenced delisting proceedings against the Company pursuant to Section 1003(c) (i) of the NYSE American Company Guide (the "Company Guide''), which states that where the issuer has substantially discontinued the business that it conducted at the time it was listed or admitted to trading, and has become engaged in ventures or promotions which have not developed to a commercial stage or the success of which is problematical, it shall not be considered an operating company for the purposes of continued trading and listing on the Exchange.

NYSE Regulation also considered Section 1003(f) (iii) because the Company or its management have engaged in operations that, in the opinion of the Exchange, are contrary to the public interest. Section 1009(a) (ii) of the Company Guide states that it is necessary and appropriate for the protection of investors to immediately suspend trading in the Company's common stock.

Under NYSE American delisting procedures, the Company has a right to a review of this determination by a Committee of the Board of Directors of the Exchange, provided a written request is filed with the Assistant Corporate Secretary of the Exchange, within seven calendar days after receiving this notice, specifying the grounds on which the Company intends to challenge NYSE Regulation's decision for such a review, and along with payment of a non-refundable appeal fee in the amount of $10,000 for an oral hearing or $8,000 for a hearing based on a written submission.

The Company is in the process of evaluating its options including (a) challenging the NYSE decision, (b) applying to alternative exchanges in the U.S. for example, the OTC markets, and (c) applying to an exchange in Canada to list our common stock for public trading. The Company is actively pursuing the resumption of trading.

Item 7.01.	Regulation FD Disclosure.

On October 29, 2018, the Company issued a press release announcing that it received a letter from the staff of NYSE Regulation informing the Company that it has determined to commence proceedings to delist the common stock of India Globalization Capital, Inc. from the Exchange. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed herewith:

99.1	Press release issued by India Globalization Capital, Inc. on October 29, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.

Date: November 1, 2018	By:	/s/ Ram Mukunda
Ram Mukunda
President and Chief Executive Officer